                                                                    EXHIBIT 12.1

           TRIARC CONSUMER PRODUCTS GROUP, LLC AND RELATED COMPANIES UNAUDITED COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                               PRO
                                                        HISTORICAL                           FORMA(A)
                                 --------------------------------------------------------   ----------
                                    YEAR ENDED DECEMBER 31,       YEAR ENDED    YEAR ENDED JANUARY 3,
                                 -----------------------------   DECEMBER 28,   ----------------------
                                  1994       1995       1996         1997         1999         1999
                                  ----       ----       ----         ----         ----         ----
                                                     (IN THOUSANDS EXCEPT RATIOS)
Income (loss) before income
  taxes and extraordinary        $(3,773)  $(45,606)  $(74,996)    $(24,128)    $ 55,271     $ 37,394
  charges......................
                                 -------   --------   --------     --------     --------     --------
Fixed charges:
     Interest expense..........   34,433     42,386     50,031       58,019       60,235       78,935
     Interest portion of rent
       expense(b)..............    4,538      6,884      8,094        5,052        2,488        2,594
                                 -------   --------   --------     --------     --------     --------
                                  38,971     49,270     58,125       63,071       62,723       81,529
                                 -------   --------   --------     --------     --------     --------
Adjusted earnings (loss) before
  income taxes and
  extraordinary charges........  $35,198   $  3,664   $(16,871)    $ 38,943     $117,994     $118,923
                                 -------   --------   --------     --------     --------     --------
                                 -------   --------   --------     --------     --------     --------
Amount by which earnings were
  insufficient to cover fixed
  charges......................  $ 3,773   $ 45,606   $ 74,996     $ 24,128
                                 -------   --------   --------     --------
                                 -------   --------   --------     --------

Ratio of earnings to fixed
  charges......................                                                     1.9x         1.5x
                                                                                --------     --------
                                                                                --------     --------

                                                                                         PRO
                                                                   HISTORICAL         FORMA(A)
                                                              --------------------    ---------
                                                                      SIX MONTHS ENDED
                                                              ---------------------------------
                                                                                 JULY 4,
                                                              JUNE 28,     --------------------
                                                                1998        1999        1999
                                                                ----        ----        ----
                                                                (IN THOUSANDS EXCEPT RATIOS)
Income before income taxes and extraordinary charges........   $18,134     $15,707     $11,499
                                                               -------     -------     -------
Fixed charges:
     Interest expense.......................................    29,828      36,562      39,564
     Interest portion of rent expense(b)....................     1,358       1,072       1,117
                                                               -------     -------     -------
                                                                31,186      37,634      40,681
                                                               -------     -------     -------
Adjusted earnings before income taxes and extraordinary
  charges...................................................   $49,320     $53,341     $52,180
                                                               -------     -------     -------
                                                               -------     -------     -------

Ratio of earnings to fixed charges..........................      1.6x        1.4x        1.3x
                                                               -------     -------     -------
                                                               -------     -------     -------

------------

 (a) The pro forma information has been determined by adjusting the results of operations of the Company for the year ended January 3, 1999 and the six months ended July 4, 1999 to give effect to the offering, the new credit facility and the related use of proceeds, including the acquisition of Millrose. Such pro forma information is derived from the pro forma condensed consolidated statements of operations contained elsewhere herein and should be read in conjunction therewith and with the notes thereto.

 (b) Represents one-third of rental expense deemed for this purpose to represent the interest component of rental payments.